Exhibit 99.1

Cabot Corp Reports Fourth Quarter Diluted EPS of $0.83 and Adjusted EPS of $1.00

Fiscal Year 2016 Diluted EPS of $2.36 and Adjusted EPS of $3.14

BOSTON--(BUSINESS WIRE)--October 31, 2016--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2016.

Key Highlights

  Delivered strong fourth quarter results driven by higher margins and lower fixed costs
  Achieved third consecutive year of record EBIT for the Performance Chemicals segment
  Generated strong cash flows from operations of $386 million for fiscal 2016
  Returned $104 million of cash to shareholders in fiscal year 2016

(In millions, except per share amounts)	Fiscal 2016				Fiscal 2015
	Fourth		Full		Fourth		Full
	Quarter		Year		Quarter		Year

Net sales		$619		$2,411		$671		$2,871
Net income (loss) attributable to Cabot Corporation		$52		$149		$40		$(334)

Net earnings (loss) per share attributable to Cabot Corporation		$0.83		$2.36		$0.63		$(5.27)
Less: Discontinued operations Less: Certain items per share	$ $	0.02 (0.19)	$ $	0.02 (0.80)	$ $	0.01 0.12	$ $	0.02 (8.00)
Adjusted EPS		$1.00		$3.14		$0.74		$2.71

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am pleased to report another strong quarter which was driven primarily by strong margins and cost management. The Performance Chemicals and Reinforcement Materials segments each delivered positive results compared to the same quarter in the prior year. In addition, we experienced significant volume growth in Purification Solutions attributable to the full implementation of the MATS regulations. Our strong finish to fiscal year 2016 resulted in 16% adjusted EPS growth year over year including the Performance Chemicals segment delivering a third consecutive year of record EBIT. In addition, we maintained strong discipline around our capital allocation framework, returning over $100 million to shareholders in the form of dividends and share repurchases during the fiscal year.”

Financial Detail
For the fourth quarter of fiscal 2016, net income attributable to Cabot Corporation was $52 million ($0.83 per diluted common share). Net income includes a per share charge of $0.19 from certain items, principally reflecting charges associated with legal and environmental matters and reserves. Adjusted EPS for the fourth quarter of fiscal 2016 was $1.00 per share.

Segment Results
Reinforcement Materials -- Fourth quarter fiscal 2016 EBIT in Reinforcement Materials increased by $11 million compared to the fourth quarter of fiscal 2015 principally driven by favorable pricing and product mix. Volumes declined by 3% during the fourth quarter of fiscal 2016 as compared to the fourth quarter of fiscal 2015 as a result of lower volumes in EMEA and Asia, primarily due to the closure of the Merak site. Sequentially, Reinforcement Materials EBIT increased by $7 million compared to the third quarter of fiscal 2016 driven by improved pricing and a favorable inventory impact, partially offset by a decline in volumes. Sequentially, volumes decreased by 5% due to weaker demand in the Americas and seasonally lower volumes in EMEA.

Global and regional volume changes for the rubber blacks product line for the fourth quarter of fiscal 2016 as compared to the same quarter of the prior year and the third quarter of fiscal 2016 are included in the table below:

	Fourth Quarter Year over Year Change	Fourth Quarter Sequential Change

Global	(3%)	(5%)
Asia	(4%)	(2%)
Europe, Middle East, Africa	(6%)	(13%)
Americas	1%	(6%)

Performance Chemicals -- Fourth quarter fiscal 2016 EBIT in Performance Chemicals increased by $9 million compared to the fourth quarter of fiscal 2015 due to improved margins from a stronger product mix and lower raw material costs. Volumes increased by 3% in the specialty carbons and formulations business and 6% in the metal oxides business. Sequentially, Performance Chemicals EBIT decreased by $1 million compared to the third quarter of fiscal 2016, primarily due to seasonally lower volumes, with a 7% decrease in specialty carbons and formulations and a 3% decrease in metal oxides. The lower volumes were partially offset by lower fixed costs.

Purification Solutions -- Fourth quarter fiscal 2016 EBIT in Purification Solutions was $2 million, in line with results in the fourth quarter of fiscal 2015. The segment results benefitted from higher volumes associated with MATS related demand and lower fixed costs, which were offset by an unfavorable impact from reducing inventory levels as compared to the prior year. Sequentially, Purification Solutions EBIT increased by $2 million compared to the third quarter of fiscal 2016 due to higher volumes from MATS related demand and a lower inventory reduction, partially offset by a less favorable product mix.

Specialty Fluids – Fourth quarter fiscal 2016 EBIT in Specialty Fluids increased by $7 million compared to the fourth quarter of fiscal 2015 due to increased project activity in the North Sea and Asia. Sequentially, Specialty Fluids EBIT decreased by $5 million compared to the third quarter of fiscal 2016 primarily due to reduced rental activity in the North Sea.

Cash Performance -- The Company ended fiscal year 2016 with a cash balance of $200 million. During the fourth quarter of fiscal 2016, cash flows from operating activities were $91 million, including an increase in net working capital of $4 million. Capital expenditures for the fourth quarter of fiscal 2016 were $32 million, including $29 million for sustaining and compliance capital expenditures. Additional uses of cash during the fourth quarter included $18 million for dividends and $15 million for share repurchases.

Taxes -- During the fourth quarter of fiscal 2016, the Company recorded a tax provision of $13 million for an effective tax rate of 19%. This included a tax benefit from certain items of $7 million. The operating tax rate for the fiscal year ended September 30, 2016 was 24%.

Outlook
Commenting on the outlook for the Company, Keohane said, “Looking forward to 2017, we remain focused on our strategy of investing for growth in the core, driving application innovation with our customers, and generating strong cash flows through efficiency and optimization. Although the current business environment remains mixed, we expect to see moderate growth in 2017 across all segments. However, the first quarter is expected to be weaker sequentially due to typical seasonality and higher maintenance costs from anticipated plant turnarounds. Overall, we are focused on delivering shareholder value by growing annual adjusted EPS by 7-10% over time and returning approximately 50% of our discretionary free cash flow to shareholders.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, November 1, 2016. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The Company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. Cabot routinely posts information that may be important to investors in the “Investors” section of its website at www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for adjusted earnings per share growth, growth across all segments during 2017, performance in the first quarter of fiscal 2017 including from expected seasonality in our business, actions that will drive earnings growth, demand for our products, and expectations for our use of discretionary free cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2015, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS and our operating tax rate, both of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or an alternative to, GAAP. A reconciliation of Adjusted EPS to diluted income (loss) per share (EPS) from continuing operations, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, are provided in the table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The calculations of Adjusted EPS for the periods presented in this release exclude the impact of the following items, among others, that are included in our GAAP diluted net income (loss) per share:

  Global restructuring activities include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Foreign currency loss on devaluation represents the impact of controlled currency devaluations on the Company’s net monetary assets denominated in that currency. Most recently this has applied to currency exchange rate changes in Argentina and Venezuela.
  Legal and environmental reserves and matters consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Employee benefit plan settlement charges consist of the costs associated with transferring the obligations and assets held by one of the Company’s defined benefit plans to a multi-employer plan.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2016	2015	2016	2015

Net sales and other operating revenues	$619	$671	$2,411	$2,871

Cost of sales	450	532	1,833	2,286

Gross profit	169	139	578	585

Selling and administrative expenses	78	66	275	282

Research and technical expenses	13	14	53	58

Purification Solutions long-lived assets impairment charge	-	1	-	210

Purification Solutions goodwill impairment charge	-	(1)	-	352

Income (loss) from operations	78	59	250	(317)

Other (expense) income

Interest and dividend income	1	1	5	4

Interest expense	(14)	(13)	(54)	(53)

Other income (expense)	1	(5)	(7)	(11)

Total other expense	(12)	(17)	(56)	(60)

Income (loss) from continuing operations before income taxes and equity in
earnings of affiliated companies	66	42	194	(377)

(Provision) benefit for income taxes (A)	(13)	(2)	(34)	45

Equity in earnings of affiliated companies, net of tax	1	-	3	4

Income (loss) from continuing operations	54	40	163	(328)

Income from discontinued operations, net of tax (B)	1	1	1	2

Net income (loss)	55	41	164	(326)

Net income attributable to noncontrolling interests	3	1	15	8

Net income (loss) attributable to Cabot Corporation	$52	$40	$149	$(334)

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.81	$0.62	$2.34	$(5.29)

Discontinued operations (B)	0.02	0.01	0.02	0.02

Net income (loss) attributable to Cabot Corporation	$0.83	$0.63	$2.36	$(5.27)

Weighted average common shares outstanding
Diluted (C)	62.9	63.1	62.9	63.4

(A)Included within the provision for income taxes is a tax benefit for the twelve months ended September 30, 2015 in the amount of $80 million associated with the long-lived asset impairment charge that was recorded in the third quarter of fiscal 2015.

(B)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(C)The weighted average common shares outstanding for the twelve months ended September 30, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2016	2015	2016	2015

Sales

Reinforcement Materials	$289	$338	$1,108	$1,507

Performance Chemicals	214	227	865	927
Specialty Carbons and Formulations	141	152	578	630
Metal Oxides	73	75	287	297

Purification Solutions	80	77	290	296

Specialty Fluids	15	6	47	42

Segment sales	598	648	2,310	2,772

Unallocated and other (A)	21	23	101	99

Net sales and other operating revenues	$619	$671	$2,411	$2,871

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$42	$31	$137	$143

Performance Chemicals	58	49	225	178

Purification Solutions	2	2	(5)	5

Specialty Fluids	5	(2)	13	6

Total Segment Earnings Before Interest and Taxes	107	80	370	332

Unallocated and Other

Interest expense	(14)	(13)	(54)	(53)
Certain items (C)	(18)	(18)	(81)	(617)
Unallocated corporate costs	(9)	(11)	(45)	(46)
General unallocated income (D)	1	4	7	11
Less: Equity in earnings of affiliated companies	(1)	-	(3)	(4)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies
	66	42	194	(377)

(Provision) benefit for income taxes (including tax certain items)	(13)	(2)	(34)	45

Equity in earnings of affiliated companies	1	-	3	4

Income (loss) from continuing operations	54	40	163	(328)

Income from discontinued operations, net of tax (E)	1	1	1	2

Net income (loss)	55	41	164	(326)

Net income attributable to noncontrolling interests	3	1	15	8

Net income (loss) attributable to Cabot Corporation	$52	$40	$149	$(334)

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.81	$0.63	$2.34	$(5.29)

Discontinued operations (E)	0.02	0.01	0.02	0.02

Net income (loss) attributable to Cabot Corporation	$0.83	$0.64	$2.36	$(5.27)

Adjusted earnings per share
Adjusted EPS (F)	$1.00	$0.74	$3.14	$2.71

Weighted average common shares outstanding

Diluted (G)	62.9	63.1	62.9	63.4

(A)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E)Amounts relate primarily to the previously divested Supermetals and Security Materials business.

(F)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(G)The weighted average common shares outstanding for the twelve months ended September 30, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2016	2015
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$200	$77
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $7	456	477
Inventories:
Raw materials	66	69
Work in process	7	1
Finished goods	237	287
Other	38	40
Total inventories	348	397
Prepaid expenses and other current assets	50	54
Deferred income taxes	62	43
Total current assets	1,116	1,048

Property, plant and equipment, net	1,290	1,383

Goodwill	152	154
Equity affiliates	53	57
Intangible assets, net	140	153
Assets held for rent	91	86
Deferred income taxes	273	152
Other assets	43	42

Total assets	$3,158	$3,075

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2016	2015
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$7	$22
Accounts payable and accrued liabilities	364	389
Income taxes payable	27	28
Deferred income taxes	22	1
Current portion of long-term debt	1	1
Total current liabilities	421	441

Long-term debt	918	970
Deferred income taxes	139	59
Other liabilities	282	240
Redeemable preferred stock	26	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,449,425 and 62,704,966 shares
Outstanding: 62,210,711 and 62,458,396 shares	62	63
Less cost of 238,714 and 246,570 shares of common treasury stock	(7)	(8)
Additional paid-in capital	-	-
Retained earnings	1,544	1,478
Accumulated other comprehensive income	(325)	(299)
Total Cabot Corporation stockholders' equity	1,274	1,234
Noncontrolling interests	98	104
Total stockholders' equity	1,372	1,338
Total liabilities and stockholders' equity	$3,158	$3,075

CABOT CORPORATION

	Fiscal 2015					Fiscal 2016
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$460	$358	$351	$338	$1,507	$288	$261	$270	$289	$1,108
Performance Chemicals	229	237	234	227	927	207	216	228	214	865
Specialty Carbons and Formulations	157	162	159	152	630	140	145	152	141	578
Metal Oxides	72	75	75	75	297	67	71	76	73	287
Purification Solutions	76	71	72	77	296	66	67	77	80	290
Specialty Fluids	16	8	12	6	42	7	6	19	15	47
Segment Sales	781	674	669	648	2,772	568	550	594	598	2,310
Unallocated and other (A)	31	20	25	23	99	35	18	27	21	101

Net sales and other operating revenues	$812	$694	$694	$671	$2,871	$603	$568	$621	$619	$2,411

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$53	$27	$32	$31	$143	$26	$34	$35	42	$137
Performance Chemicals	39	42	48	49	178	50	58	59	58	225
Purification Solutions	(1)	1	3	2	5	(5)	(2)	-	2	(5)
Specialty Fluids	6	(1)	3	(2)	6	-	(2)	10	5	13
Total Segment Earnings Before Interest and Taxes	97	69	86	80	332	71	88	104	107	370

Unallocated and Other
Interest expense	(13)	(14)	(13)	(13)	(53)	(13)	(14)	(13)	(14)	(54)
Certain items (C)	(26)	(6)	(567)	(18)	(617)	(58)	1	(6)	(18)	(81)
Unallocated corporate costs	(12)	(11)	(12)	(11)	(46)	(13)	(12)	(11)	(9)	(45)
General unallocated income (expense) (D)	6	3	(2)	4	11	5	-	1	1	7
Less: Equity in earnings of affiliated companies	(1)	(2)	(1)	-	(4)	-	(1)	(1)	(1)	(3)

Income (loss) from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	51	39	(509)	42	(377)	(8)	62	74	66	194

(Provision) benefit for income taxes (including tax certain items)	(3)	(14)	64	(2)	45	5	(11)	(15)	(13)	(34)
Equity in earnings of affiliated companies	1	2	1	-	4	-	1	1	1	3

Income (loss) from continuing operations	49	27	(444)	40	(328)	(3)	52	60	54	163
Income from discontinued operations, net of tax (E)	-	-	1	1	2	-	-	-	1	1

Net income (loss)	49	27	(443)	41	(326)	(3)	52	60	55	164

Net income attributable to noncontrolling interests	4	1	2	1	8	4	4	4	3	15

Net income (loss) attributable to Cabot Corporation	$45	$26	$(445)	$40	$(334)	$(7)	$48	$56	$52	$149

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)	$(0.11)	$0.76	$0.88	$0.81	$2.34
Discontinued operations (E)	-	-	0.01	0.01	0.02	-	-	-	0.02	0.02
Net income (loss) attributable to Cabot Corporation (F)	$0.69	$0.41	$(7.04)	$0.63	$(5.27)	$(0.11)	$0.76	$0.88	$0.83	$2.36

Adjusted earnings per share
Adjusted EPS (G)	$0.80	$0.53	$0.64	$0.74	$2.71	$0.51	$0.70	$0.93	$1.00	$3.14

Weighted average common shares outstanding
Diluted (F)	64.6	64.1	63.3	63.1	63.4	62.5	62.8	62.9	62.9	62.9

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F)The weighted average common shares outstanding used to calculate earnings per share for the three months ended June 30, 2015, the twelve months ended September 30, 2015, and the three months ended December 31, 2015 exclude approximately 0.5 million, 1 million, and 1 million shares, respectively, as those shares would be antidilutive due to the Company’s net loss position in those periods.

(G)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions	2016	2015	2016	2015

Cash Flows from Operating Activities:
Net income (loss)	$55	$41	$164	$(326)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39	43	161	183
Other non-cash charges, net	(17)	1	7	508
Changes in assets and liabilities:
Changes in certain working capital items (A)	(4)	108	43	137
Changes in other assets and liabilities, net	17	24	2	(17)
Cash dividends received from equity affiliates	1	4	9	14
Cash provided by operating activities	91	221	386	499

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(32)	(38)	(112)	(141)
Other investing activities, net	4	(13)	14	(21)
Cash used in investing activities	(28)	(51)	(98)	(162)

Cash Flows from Financing Activities:
Change in debt, net	(53)	(129)	(68)	(78)
Cash dividends paid to common stockholders	(18)	(14)	(65)	(56)
Other financing activities, net	(16)	(27)	(51)	(122)
Cash used in financing activities	(87)	(170)	(184)	(256)
Effect of exchange rates on cash	2	(7)	19	(71)
Increase (decrease) in cash and cash equivalents	(22)	(7)	123	10
Cash and cash equivalents at beginning of period	222	84	77	67
Cash and cash equivalents at end of period	$200	$77	$200	$77

(A)Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions
	2016	2015	2016	2015
	$	$	$	$

Certain items before and after income taxes

Impairment of goodwill and long-lived assets	$ ―	$1	$ ―	$(562)
Global restructuring activities	(2)	(7)	(47)	(21)
Acquisition and integration-related charges	—	(3)	—	(5)
Employee benefit plan settlement	—	(3)	—	(21)
Foreign currency loss on devaluation	—	—	(11)	(2)
Legal and environmental matters and reserves	(13)	—	(17)	—
Inventory Adjustment	—	(6)	—	(6)
Executive transition costs	(3)	—	(6)	—
Total certain items, pre-tax	(18)	(18)	(81)	(617)

Tax impact of certain items (A)	9	4	31	94
Certain items after tax (excluding discrete tax items)	(9)	(14)	(50)	(523)

Certain items after tax per share impact (excluding discrete tax items)	$(0.15)	$(0.21)	$(0.79)	$(8.19)

Tax-related certain items

Discrete tax items	(2)	7	—	13

Total tax-related certain items	(2)	7	—	13
Total tax-related certain items per share impact	$(0.04)	$0.09	$(0.01)	$0.21

Total certain items after tax	$(11)	$(7)	$(50)	$(510)
Total certain items after tax per share impact	$(0.19)	$(0.12)	$(0.80)	$(7.98)

Discontinued operations after income taxes (B)	$1	$1	$1	$2
Total discontinued operations after tax	$1	$1	$1	$2
Discontinued operations after tax per share impact	$0.02	$0.01	$0.02	$0.02

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2016	2015	2016	2015

Statement of Operations Line Item (C)

Cost of sales	$(1)	$(14)	$(37)	$(35)

Selling and administrative expenses	(17)	(4)	(28)	(17)

Research and technical expenses	—	—	(5)	—
Other expense	—	—	(11)	(356)
Long-lived assets impairment charge	—	—	—	(209)

Total certain items, pre-tax	$(18)	$(18)	$(81)	$(617)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2016	2015	2016	2015

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$(13)	$(2)	$(34)	$45

Less: Tax impact of certain items	9	4	31	94

Less: Tax-related certain items	(2)	6	—	13

(Provision) benefit for income taxes, excluding certain items	$(20)	$(12)	$(65)	$(62)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended September 30	Three Months		Twelve Months		Forecast
Dollars in millions (unaudited)	2016	2015	2016	2015	2017

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes	$(13)	$(2)	$(34)	$45	N/A

Effective tax rate	19%	7%	18%	12%	24%

Impact of discrete tax items: (D)
Unusual or infrequent items	(3%)	10%	2%	(2%)	-%
Items related to uncertain tax positions	-%	-%	1%	(2%)	-%
Other discrete tax items	7%	3%	(2%)	1%	-%
Impact of certain items	1%	6%	5%	17%	-%
Operating tax rate	24%	26%	24%	26%	24%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2016 and FISCAL 2015
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2016(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$(0.11)	$0.76	$0.88	$0.83	$2.36
Less: Net income per share from discontinued operations	—	—	—	0.02	0.02
Net income per share from continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34
Less: Certain items after tax per share	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$0.51	$0.70	$0.93	$1.00	$3.14

Periods ended (unaudited)	Fiscal 2015(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.69	$0.41	$(7.04)	$0.63	$(5.27)
Less: Net income per share from discontinued operations(E)	—	—	0.01	0.01	0.02
Net income per share from continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)
Less: Certain items after tax per share	(0.11)	(0.12)	(7.65)	(0.12)	(7.98)
Less: Dilutive impact of shares (F)	—	—	(0.04)	—	(0.02)
Adjusted earnings per share	$0.80	$0.53	$0.64	$0.74	$2.71

(A) The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.
(B)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.
(C)This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(D) The nature of the discrete tax items for the periods ended September 30, 2016 and 2015 were as follows: Three months ended September 30, 2016: (i) Unusual or infrequent items included the tax impact of a claim for U.S. tax benefit less excludible foreign exchange gains/(losses) in certain jurisdictions, (ii) Items related to uncertain tax positions included tax benefits from items such as uncertain tax positions accrual reversals due to the expiration of statutes of limitations offset by a charge for the accrual of interest on uncertain tax positions. (iii) Other discrete tax items included tax charges for items such as charges for changes in valuation allowances on beginning of the year tax positions, various return to provision true ups related to tax return filings and changes in tax laws. Twelve months ended September 30, 2016: (i) Unusual or infrequent items included tax benefits from items such as extraordinary dividends from subsidiaries, the renewal of U.S. Research and Experimental credit, a claim for U.S. tax benefit and other non-routine items,  (ii) Items related to uncertain tax positions included tax benefits from items such as uncertain tax positions accrual reversals due to the expiration of statutes of limitations and settlement of tax audits, partially offset by a charge for the accrual of interest on uncertain tax positions, (iii) Other discrete tax items included tax charges for items such as charges for change in a valuation allowance on beginning of the year tax position, various return to provisions true ups related to tax return filings and changes in tax laws. Three months ended September 30, 2015: (i) Unusual or infrequent items included tax certain dividends from high tax jurisdictions, (ii) Items related to uncertain tax positions included tax benefits from items such as uncertain tax positions accrual reversals due to the expiration of statutes of limitations offset by a charge for the accrual of interest on uncertain tax positions, (iii) Other discrete tax items included tax charges for items such as charges for various return to provision true ups related to tax return filings and changes in tax laws. Twelve months ended September 30, 2015: (i) Unusual or infrequent items included tax benefit from items such as tax certain dividends from high tax jurisdictions , the renewal of U.S. Research and Experimental credit and net tax benefit from other non-routine items (ii) Items related to uncertain tax positions included tax benefits from items such as uncertain tax positions accrual reversals due to the expiration of statutes of limitations and settlement of tax audits, partially offset by a charge for the accrual of interest on uncertain tax positions, (iii) Other discrete tax items included tax benefits for items such as charges for various return to provision true ups related to tax return filings and changes in tax laws.

(E)Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(F)Due to the Company’s Net Loss position for the three months ended June 30, 2015 and the twelve months ended September 30, 2015, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS.  However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares.  The net loss in Q3 2015 and FY15 year-to-date is driven by a Certain Item, so the Company believes this approach provides the most comparable presentation possible.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

All dollar amounts shown below are in millions, except per share information

	Fiscal 2016 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Reconciliation of Adjusted EPS to GAAP EPS
Net (loss) income per share attributable to Cabot Corporation	$(0.11)	$0.76	$0.88	$0.83	$2.36
Less: Net loss per share from discontinued operations	-	-	-	0.02	0.02
Net (loss) income per share from continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34
Less: Certain items after tax	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$0.51	$0.70	$0.93	$1.00	$3.14

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

	Fiscal 2016

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net (loss) income attributable to Cabot Corporation	$(7)	$48	$56	$52	$149
Net income attributable to noncontrolling interests	4	4	4	3	15
Equity in earnings of affiliated companies, net of tax	-	(1)	(1)	(1)	(3)
Income from discontinued operations, net of tax	-	-	-	(1)	(1)
(Benefit) provision for income taxes	(5)	11	15	13	34
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$(8)	$62	$74	$66	$194
Interest expense	13	14	13	14	54
Certain items	58	(1)	6	18	81
Unallocated corporate costs	13	12	11	9	45
General unallocated expense	(5)	-	(1)	(1)	(7)
Equity in earnings of affiliated companies	-	1	1	1	3
Total Segment EBIT	$71	$88	$104	$107	$370
Plus: Total Depreciation & Amortization	41	41	40	39	161
Plus: Adjustments to Depreciation(B)	1	-	1	1	3
Total Segment EBITDA	$113	$129	$145	$147	$534
Less: Unallocated Corporate Costs	(13)	(12)	(11)	(9)	(45)
Adjusted EBITDA	$100	$117	$134	$138	$489

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Reinforcement Materials EBIT	$26	$34	$35	$42	$137
Plus: Depreciation & Amortization	20	18	18	18	74
Reinforcement Materials EBITDA	$46	$52	$53	$60	$211
Reinforcement Materials Sales	$288	$261	$270	$289	$1,108
Reinforcement Materials EBITDA Margin	16%	20%	20%	21%	19%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Performance Chemicals EBIT	$50	$58	$59	$58	$225
Plus: Depreciation & Amortization	12	13	12	11	48
Performance Chemicals EBITDA	$62	$71	$71	$69	$273
Performance Chemicals Sales	$207	$216	$228	$214	$865
Performance Chemicals EBITDA Margin	30%	33%	31%	32%	32%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Purification Solutions EBIT	$(5)	$(2)	$-	$2	$(5)
Plus: Depreciation & Amortization	9	10	10	10	39
Purification Solutions EBITDA	$4	$8	$10	$12	$34
Purification Solutions Sales	$66	$67	$77	$80	$290
Purification Solutions EBITDA Margin	6%	12%	13%	15%	12%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016
Specialty Fluids EBIT	$-	$(2)	$10	$5	$13
Plus: Depreciation & Amortization	1	-	1	1	3
Specialty Fluids EBITDA	$1	$(2)	$11	$6	$16
Specialty Fluids Sales	$7	$6	$19	$15	$47
Specialty Fluids EBITDA Margin	14%	(34%)	58%	40%	34%

	Fiscal 2016

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016

Cash flow from operating activities (C)	83	105	107	91	386
Less: Changes in net working capital (D)	40	28	(21)	(4)	43
Less: Sustaining and compliance capital expenditures	21	20	21	29	91
Discretionary Free Cash Flow	$22	$57	$107	$66	$252
(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.
(C) As provided in the Consolidated Statement of Cash Flows.

(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.